Exhibit 13(b)

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

 Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of the College Retirement Equities Fund (the “Fund”) does hereby certify, to such officer’s knowledge, that:

 This report on Form N-CSR of the Fund (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Dated: March 6, 2024	By:	/s/ Colbert Narcisse
Colbert Narcisse
Principal Executive Officer and President and Chief Executive Officer (principal executive officer)

Dated: March 6, 2024	By:	/s/ E. Scott Wickerham
E. Scott Wickerham
Principal Financial Officer, Principal Accounting Officer and Treasurer (principal financial officer)